UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

AMERICAN FARMLAND COMPANY

(exact name of registrant as specified in charter)

Maryland	001-37592	27-1088083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 East 53rd Street New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 484-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Board of Directors of American Farmland Company (the “Company”) has scheduled the Company’s 2016 annual meeting of stockholders for June 7, 2016 (the “Annual Meeting), at 10:00 a.m., Eastern Time, at the corporate offices of the Company: 10 East 53rd Street, New York, New York 10022.  Stockholders as of the record date, close of business, 5:00 p.m., Eastern Time, on Wednesday, April 20, 2016, shall be entitled to notice of, and to vote at, the Annual Meeting.

Any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy statement and form of proxy for its Annual Meeting must be received by the Company a reasonable time before the Company begins to print and send its proxy materials for the Annual Meeting and must otherwise comply with the requirements set forth in Rule 14a-8. In light of the Company’s anticipated schedule for printing and sending its proxy materials for the Annual Meeting, the Company intends to view April 8, 2016 as the deadline for the submission of stockholder proposals pursuant to Rule 14a-8. Accordingly, the Company intends to view any proposals received after April 8, 2016 as not having been received within the time period set forth in Rule 14a-8.

In order for stockholder proposals to be properly brought before the Annual Meeting, other than stockholder proposals submitted pursuant to Rule 14a-8, the stockholder must give timely notice thereof in writing and in accordance with the requirements set forth in the Company’s bylaws to our Secretary not later than 5:00 p.m., Eastern Time, on April 1, 2016. Any proposal submitted outside this timeframe, other than a proposal submitted pursuant to Rule 14a-8, will not be considered timely and will be excluded from consideration at the Annual Meeting.

Proposals and notices of proposals should be mailed to: American Farmland Company, 10 East 53rd Street, New York, NY 10022, Attn: Secretary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN FARMLAND COMPANY.
(Registrant)

Date: March 21, 2016	By:	/s/ Thomas S.T. Gimbel

Thomas S.T. Gimbel
Chief Executive Officer